Exhibit 99.1

Korro Reports Third Quarter 2024 Financial Results and Provides Business Updates

—	Submitted regulatory filing for first-in-human clinical study of KRRO-110 in patients with alpha-1 antitrypsin deficiency (AATD)

—	Formed Clinical Advisory Board (CAB) of leading lung and liver experts and strengthened leadership team

—	Partnered with Novo Nordisk to develop up to two targets for cardiometabolic diseases leveraging Korro’s proprietary OPERATM platform

—	Ended third quarter of 2024 with $169.1 million in cash, cash equivalents and marketable securities

—	Cash runway into the second half of 2026 expected to fund KRRO-110 through completion of a Phase 1/2 clinical study and progress additional pipeline candidates

CAMBRIDGE, Mass., Nov. 12, 2024 (GLOBE NEWSWIRE) -- Korro Bio, Inc. (Korro) (Nasdaq: KRRO), a biopharmaceutical company focused on developing a new class of genetic medicines based on editing RNA for both rare and highly prevalent diseases, today reported financial results for the third quarter of 2024 and provided an update on its recent progress and anticipated milestones.

“Korro is delivering across key scientific, regulatory and business objectives, highlighted by our first regulatory filing submission, formation of a Clinical Advisory Board, and collaboration agreement with Novo Nordisk,” said Ram Aiyar, PhD, CEO and President of Korro. “Driven by the dedicated efforts of our employees and growing leadership team, our clinical efforts are well underway, and we expect to dose the first participant in our Phase 1/2 clinical study of KRRO-110 in the first quarter of 2025, pending regulatory approval. With a strong balance sheet and cash runway into the second half of 2026, we are well-positioned to execute multiple meaningful inflection points for KRRO-110 and to advance our wholly owned and partnered pipeline programs.”

Pipeline and Business Updates:

•
Submitted regulatory filing for KRRO-110 Phase 1/2 clinical study in Australia. Korro submitted a regulatory filing with the Australian Bellberry Human Research Ethics Committee (HREC) to initiate a Phase 1/2 clinical study for KRRO-110 in AATD.
•
Formed Clinical Advisory Board (CAB) and appointed new Board and leadership members. Korro established a CAB comprised of esteemed lung and liver scientific experts to prepare for KRRO-110’s entry into the clinic and to guide KRRO-110’s development strategy. Additionally, Korro strengthened its leadership team with the appointment of Jeffrey Cerio as General Counsel and enhanced its Board of Directors with the appointment of Katharine Knobil, M.D. Dr. Knobil brings a wealth of clinical expertise and deep understanding of the regulatory landscape which will be invaluable as Korro prepares to advance KRRO-110 into the clinic and further build its pipeline of innovative programs.
•
Presented preclinical data at Oligonucleotide Therapeutics Society (OTS) demonstrating the efficacy of the OPERA RNA editing platform. In September, Korro presented oral and poster presentations at OTS showcasing KRRO-110 preclinical data that demonstrated KRRO-110 achieved greater than 60uM total AAT protein at week 13 compared to control. Additional posters were presented that highlighted innovative research and developments derived from Korro’s proprietary RNA editing platform.
•
Announced collaboration with Novo Nordisk to advance RNA editing therapies. In September, Korro formed a partnership with Novo Nordisk to advance the discovery and development of new genetic medicines, with the initial target to treat cardiometabolic diseases. Leveraging Korro’s proprietary OPERA platform combined with Novo Nordisk’s deep cardiometabolic disease understanding and drug development experience, the collaboration will develop RNA editing product candidates for up to two targets. Under the terms of the agreement, Korro is eligible to receive up to $530 million in upfront, development and commercial milestone payments, in addition to tiered royalties and R&D funding.

Upcoming Milestones:

•
First participant dosing of KRRO-110 expected in the first quarter of 2025.
•
Interim Phase 1/2 clinical study readout for KRRO-110 in PiZZ patients anticipated in the second half of 2025.
•
Completion of the Phase 1/2 clinical study for KRRO-110 expected in 2026.

Third Quarter 2024 Financial Results:

Cash Position: Cash, cash equivalents and marketable securities were $169.1 million as of September 30, 2024, compared to $166.1 million as of December 31, 2023. Korro expects its cash, cash equivalents and marketable securities will fund operating expenses and capital expenditure requirements into the second half of 2026.

Research and Development (R&D) Expenses: R&D expenses were $16.0 million for the three months ended September 30, 2024, as compared to $14.0 million for the same period in 2023. The increase was driven primarily by increases in discovery, preclinical and contract manufacturing costs, personnel related expenses, consulting fees and other costs.

General and Administration (G&A) Expenses: G&A expenses were $7.3 million for the three months ended September 30, 2024, as compared to $5.1 million for the same period in 2023. The increase was primarily due to increased personnel costs and professional services, information technology, insurance and other costs attributable to build-out of the G&A function and compliance costs as a public company.

Net Loss: Korro’s net loss was $21.0 million for the three months ended September 30, 2024, as compared to $18.5 million for the same period in 2023.

About Alpha-1 Antitrypsin Deficiency (AATD) and KRRO-110

AATD is a genetic disorder most commonly caused by a single missense mutation (G-to-A) in the SERPINA1 gene. Affected adult individuals experience pulmonary emphysema and/or hepatic cirrhosis, as well as end organ manifestations. KRRO-110 is the first RNA editing oligonucleotide product candidate from Korro’s proprietary RNA editing platform, Oligonucleotide Promoted Editing of RNA (OPERA™). KRRO-110 is designed to co-opt an endogenous enzyme, Adenosine Deaminase Acting on RNA’s (ADAR), to edit the

“A” variant on SERPINA1 RNA, repair an amino acid codon, and restore secretion of normal AAT protein. This repair of the endogenous protein has the potential to clear protein aggregates from within liver cells to create a potentially clinically differentiated benefit for liver function and to preserve lung function by providing an adequate amount of normal AAT protein.

About Korro

Korro is a biopharmaceutical company focused on developing a new class of genetic medicines for both rare and highly prevalent diseases using its proprietary RNA editing platform. Korro is generating a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process to affect a precise yet transient single base edit. By editing RNA instead of DNA, Korro is expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an oligonucleotide-based approach, Korro expects to bring its medicines to patients by leveraging its proprietary platform with precedented delivery modalities, manufacturing know-how, and established regulatory pathways of approved oligonucleotide drugs. Korro is based in Cambridge, Massachusetts. For more information, visit korrobio.com.

Korro intends to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Korro’s Investor Relations website, in addition to following Korro’s press releases, SEC filings, public conference calls, presentations, and webcasts.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, express or implied statements regarding expectations, hopes, beliefs, intentions or strategies of Korro regarding the future including, without limitation, express or implied statements regarding: Korro’s ability to develop up to two therapeutic candidates for cardiometabolic diseases under the collaboration with Novo Nordisk; Korro’s cash runway, including its ability to complete a Phase 1/2 clinical study of KRRO-110 for AATD; approval by the Australian Bellberry Human Research Ethics Committee of Korro’s regulatory filing to commence a Phase 1/2 clinical study of KRRO-110 for AATD; the timing of Korro dosing the first participant, interim data readout and completion of the Phase 1/2 clinical study; KRRO-110’s potential to provide a clinically differentiated benefit; Korro’s ability to advance its wholly owned and partnered pipeline programs and the strength of its balance sheet to support completion; and Korro’s ability to expand the reach of genetic medicines; among others. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are based on current expectations and assumptions that, while considered reasonable are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including risks inherent in biopharmaceutical development; risks associated with pre-clinical studies and clinical studies; and other risks associated with obtaining regulatory approvals and protecting intellectual property; as well as risks associated with general economic conditions; and other risks and uncertainties indicated from time to time in Korro’s filings with the SEC, including Part II Item 1A. “Risk Factors” in Korro’s Quarterly Report on Form 10-Q filed with the SEC on the date hereof, as such may be amended or supplemented by its other filings with the SEC. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, Korro does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Korro.

Korro Bio Contact Information

Investor & Media Contact

Tim Palmer
IR@korrobio.com

Korro Bio, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$15,964	$14,008	$46,674	$41,828
General and administrative	7,328	5,140	22,196	15,813
Total operating expenses	23,292	19,148	68,870	57,641
Loss from operations	(23,292)	(19,148)	(68,870)	(57,641)
Other income:
Other income, net	2,284	656	6,526	1,922
Total other income, net	2,284	656	6,526	1,922
Loss before provision for income taxes	(21,008)	(18,492)	(62,344)	(55,719)
Provision for income taxes	9	—	(38)	(27)
Net loss	$(20,999)	$(18,492)	$(62,382)	$(55,746)
Other comprehensive income:
Unrealized gain on available-for-sale marketable securities	$593	$—	$614	$5
Foreign currency translation adjustments, net	$(40)	$—	$(40)	$—
Comprehensive loss	$(20,446)	$(18,492)	$(61,808)	$(55,741)
Net loss per share, basic and diluted	$(2.26)	$(65.08)	$(7.11)	$(200.94)
Weighted-average shares used in computing net loss per share, basic and diluted	9,303,218	284,156	8,771,743	277,433

Korro Bio, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	September 30, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$169,112	$166,150
Working capital (1)	139,173	153,245
Total assets	243,543	221,663
Total liabilities	63,911	51,752
Total stockholders' equity	179,632	169,911

(1) Working capital is defined as current assets less current liabilities.